EXHIBIT 15
December 11, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated December 11, 2007 on our review of interim financial information of Abercrombie & Fitch Co. (the “Company”) for the thirteen and thirty-nine week periods ended November 3, 2007 and October 28, 2006 and included in the Company’s quarterly report on Form 10-Q for the quarterly period ended November 3, 2007 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-60203, 333-100079, 333-107646, 333-107648, 333-128000 and 333-145166).
Very truly yours,
PricewaterhouseCoopers LLP
Columbus, Ohio